EXHIBIT 31.1
CERTIFICATION

I, James Chu, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of ViewSonic Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 2, 2006	/s/ JAMES CHU
James Chu
Chairman of the Board of Directors and Chief Executive Officer
(Principal Executive Officer)